UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2025 (September 19, 2025)
EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street,	12th Floor
New York,	New York	10120
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 687-8700
n/a
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange

Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 19, 2025, Empire State Realty Trust, Inc. (the “Company”) entered into a transition agreement (the “Transition Agreement”) pursuant to which Thomas P. Durels, Executive Vice President, Real Estate, has begun the transition of his duties to two new Co-Heads of Real Estate: (i) Ryan Kass, Chief Revenue Officer of Real Estate and Director of Leasing, and (ii) Jackie Renton, Chief Operating Officer of Real Estate. Mr. Kass and Ms. Renton will each report to the Company’s President, Christina Chiu, and the Company’s Chairman & CEO, Anthony E. Malkin. Mr. Kass has been with the Company since 2013 and previously served as Director of Leasing. Ms. Renton joined the Company in September from Atlas Capital Group, a private real estate investment, development and management firm, where she previously served as Chief Operating Officer.

Under the Transition Agreement, Mr. Durels will remain an executive officer of the Company through June 30, 2026 (the “Transition Date”) and will serve as a consultant to the Company through June 30, 2027 (the “Termination Date”), unless his employment is earlier terminated in accordance with the Transition Agreement. During this period, Mr. Durels will be entitled to receive (i) a base salary in the amount of $757,050 per annum and (ii) continued vesting of his outstanding Company equity awards. In addition, Mr. Durels will remain eligible to earn a bonus for 2025 with payout determined based on the performance conditions of the previously approved 2025 executive compensation plan.

Unless he is terminated for “cause” (as defined in the Transition Agreement) or resigns without the agreement of the Company prior to June 30, 2027, Mr. Durels will also be entitled to receive the following separation payments: (a) a cash bonus for 2026 with opportunity aligned with his 2025 award and payout determined based on the performance conditions of the 2026 executive compensation plan; (b) a cash bonus for 2027 of $283,894; (c) an equity award of $1,396,050 (to be granted in March 2026) to vest 100% on the Termination Date; (d) an equity award of $698,025 to be granted with immediate vest provisions on the Termination Date; (e) accelerated vesting of his outstanding equity awards as of the Termination Date, with the performance-based equity awards vesting in accordance with applicable award agreements; and (f) any unpaid base salary through June 30, 2027 (if terminated earlier than such date).

The payments and benefits described above are subject to Mr. Durels’ non-revocation of a general release of claims in favor of the Company and continued compliance with the terms of the Transition Agreement, including customary restrictive covenants.

The foregoing general description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Transition Agreement, dated September 19, 2025, by and between Empire State Realty OP, L.P. and Thomas P. Durels.
104	The cover page from this Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: September 22, 2025	By:	/s/ Christina Chiu
	Name:	Christina Chiu
	Title:	President

EMPIRE STATE REALTY OP, L.P. (Registrant) By: Empire State Realty Trust, Inc., as general partner

Date: September 22, 2025	By:	/s/ Christina Chiu
	Name:	Christina Chiu
	Title:	President